NPC INTERNATIONAL, INC.

DEFERRED COMPENSATION
AND
RETIREMENT PLAN
As Amended and Restated Effective July 1, 2013

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NPC INTERNATIONAL, INC.
DEFERRED COMPENSATION AND RETIREMENT PLAN
Section 1. Establishment and Amendment
NPC INTERNATIONAL, INC. hereby amends and restates in its entirety, effective July 1, 2013, its deferred compensation and retirement plan for executives as described herein, which is known as the "NPC INTERNATIONAL, INC. DEFERRED COMPENSATION AND RETIREMENT PLAN" (the "Plan"). The Plan is intended to constitute an unfunded plan maintained primarily to provide deferred compensation to a select group of management or highly compensated employees.
Section 2. Definitions
2.1    Definitions. Whenever used herein, the following terms shall have the meanings set forth below:

(a)
"Acquiring Person" means any one person, or more than one person acting as a group. For purposes of this definition, persons will not be considered to be “acting as a group” solely because they purchase or own stock or assets of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(b)	"Affiliate" means a corporation, trade or business that, together with the Company, is treated as a single employer under Code Section 414(b) or (c).

(c)	"Adopting Employer" means an Affiliate who, with the consent of the Company, has adopted the Plan for the benefit of its Executives.

(d)	"Board" means the Board of Directors of the Company.

(e)
"Beneficiary" means the persons or entities designated pursuant to Section 9 who are to receive, upon a Participant's death, payment of the amounts credited to the Participant's Deferral Account and the Nonforfeitable amounts credited to his Vesting Account as of the date of his death.

(f)
"Bonus Compensation" with respect to an active Participant or eligible Executive means the active Participant's or eligible Executive's bonus compensation for the period to which his relevant Bonus Compensation

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Deferral Election relates. Eligible bonus compensation under this Plan shall include only bonus compensation payable pursuant to and based on achievement of performance targets as defined in the NPC Annual Compensation Plan document, as amended from time to time.

(g)
"Bonus Compensation Deferral Election" means the election made by an active Participant or eligible Executive, pursuant to Section 4.2, to defer receipt of a portion of his Bonus Compensation earned by him in the calendar year to which the election relates.

(h)
"Change of Control" means the occurrence of a "Change in the Ownership of the Company," a "Change in Effective Control of the Company", or a "Change in the Ownership of a Substantial Portion of the Company's Assets" as such terms are further defined below provided, in each case, that such event is also a change in control event for purposes of Code Section 409A:

(1)
Change in the Ownership of the Company. A Change in the Ownership of the Company shall occur if any Acquiring Person, other than one or more Excluded Persons (as defined below), acquires ownership of stock of the Company that, together with stock held by such Acquiring Person, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. If an Acquiring Person owns 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by such Acquiring Person shall not constitute a Change in Ownership of the Company. An increase in the percentage of stock owned by any Acquiring Person, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph. In addition, this paragraph applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction.

(2)	Change in Effective Control of the Company. A Change in Effective Control of the Company shall occur if either:

(i)
any Acquiring Person, other than one or more Excluded Persons (as defined below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35 percent or more of the total voting power of the stock of the Company, or

(ii)	A majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose

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appointment or election is not endorsed by a majority of the members of the Company's board of directors prior to the date of the appointment or election.
If a person, or more than one person acting as a group (as defined below) owns 35% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by such person or group shall not constitute a change in effective control of the Company.

(3)
Change in the Ownership of a Substantial Portion of the Company's Assets. A Change in the Ownership of a Substantial Portion of the Company's assets shall occur if any Acquiring Person, other than one or more Excluded Persons (as defined below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total Gross Fair Market Value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, except for transfers of assets described below. A transfer of assets by the Company is not treated as a Change in the Ownership of a Substantial Portion of the Company's Assets if the assets are transferred to:

(i)	a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii)	an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(iii)	a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or

(iv)	an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in subparagraph (iii).
Excluded Persons. For purposes of this subsection (e), Excluded Persons means Gene Bicknell, his spouse, any of his lineal descendants, and any entity at least 50% owned by any of such persons.

(i)	"Code" means the Internal Revenue Code of 1986, as amended.

(j)	"Committee" means the Compensation Committee of the Board.

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(k)	"Company" means NPC International, Inc., a Kansas corporation.

(l)
"Company Discretionary Contribution" means the amount deposited by a Participating Employer and credited by the Trustee pursuant to Section 5.2 to the Deferral Account or Vesting Account maintained by the Trustee on behalf of an active Participant or eligible Executive. Company Discretionary Contributions may be Class A Contributions or Class B Contributions. Unless otherwise so designated in writing, all Company Discretionary Contributions shall be Class A Contributions.

(m)
"Company Matching Contribution" means the amount (if any) deposited by a Participating Employer and credited by the Trustee pursuant to Section 5.1 to the Deferral Account or Vesting Account maintained by the Trustee on behalf of an active Participant or eligible Executive.

(n)
"Compensation" with respect to an Executive means the Executive's taxable wages reportable on Form W-2 (as defined below) from a Participating Employer, less (i) Bonus Compensation, and (ii) gains from the exercise of stock options granted by the Company, payable to the Executive during the pay period to which the relevant Compensation Deferral Election relates. Compensation reportable on Form W-2 shall include only the following items of compensations: regular pay, overtime, vacation pay, jury duty pay, bereavement pay, short term disability pay, holiday pay, supplemental pay, tips reported, beeper pay and shift differential pay. For the avoidance of doubt, compensation reportable on Form W-2 shall not include field and corporate fleet reimbursements, auto allowance, taxable moving expenses or similar items of de minimis compensation paid to reimburse an Executive for an expense incurred or otherwise adjust for a benefit that otherwise could be a nontaxable benefit (e.g., long-term disability gross-up payments).

(o)
"Compensation Deferral Election" means the election made by an active Participant or eligible Executive, pursuant to Section 4.1, to defer receipt of all or a portion of his Compensation earned in the calendar year to which the election relates.

(p)
"Deferral Account" means the account maintained by the Trustee under the Trust, on behalf of a Participant, to which a Participating Employer deposits and the Trustee credits at the direction of a Participating Employer (i) the Compensation and Bonus Compensation the Participant elects to defer pursuant to his Compensation Deferral Election and/or Bonus Compensation Deferral Election, and (ii) the Company Matching Contributions and Company Discretionary Contributions pursuant to Sections 5.1 and 5.2 which are entirely Nonforfeitable when made. Although this Plan may refer to a Deferral Account as "the Participant's Deferral Account" or as "his Deferral Account," the amounts credited to such Deferral Account shall at all times be subject to the terms and conditions of the agreement and declaration

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establishing the Trust, and thus subject to the claims of a Participating Employer's general creditors.

(q)	"Employer" means, with respect to Executives it employs, the Company and each Affiliate.

(r)	"Executive" means an employee of a Participating Employer who is:

(1)	in a select group of management or highly paid employees;

(2)	exempt from the minimum wage and maximum hour requirements of the Fair Labor Standards Act, as described in 29 U.S.C. § 213(a) and regulations promulgated thereunder; and

(3)
a "highly compensated employee" within the meaning of Code Section 414(q), or a regional manager, or both. With respect to a newly hired employee, if the employee's annualized projected Compensation and Bonus Compensation for his first calendar year of employment exceed the limit described in Code Section 414(q)(B)(i), he shall be considered a "highly compensated employee" for such first calendar year of employment, for purposes of this Plan.

(s)	"Gross Fair Market Value" means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(t)
"Nonforfeitable," as applied to Company Matching Contributions and Company Discretionary Contributions (and earnings thereon) deposited by a Participating Employer and credited by the Trustee at the direction of a Participating Employer to a Participant's Deferral Account or Vesting Account, means the portion of such deposits and credits to which the Participant or his Beneficiary are "vested" in accordance with the vesting rules described in Section 8 and the other terms and conditions of the Plan, subject only to the claims of a Participating Employer's general creditors as described in the agreement and declaration establishing the Trust.

(u)
"Participant" means a person who has amounts currently deposited and credited to a Deferral Account or Vesting Account, or both, maintained by the Trustee on his behalf pursuant to the terms of the Plan. An active Participant is a Participant who is actively employed by a Participating Employer as an Executive and who is actively participating in the Plan.

(v)	"Participating Employer" means the Company and each Adopting Employer.

(w)	"Separation from Service" or "Separates from Service" means a Participant's death, retirement or other termination from employment with the Employer.

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A Separation from Service will not occur if a Participant is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six months, or if longer, as long as the Participant has a right (either by contract or by statute) to reemployment with the Employer. "Separation from Service" will be interpreted in a manner consistent with Code Section 409A(a)(2)(A)(i).

(x)
"Specified Employee" means a Participant that would be a "specified employee" as defined in Code Section 409A(a)(2)(B)(i) and Department of Treasury regulations and other interpretive guidance issued thereunder.

(y)	"Trust" means the NPC International, Inc. Deferred Compensation and Retirement Plan Group Trust

(z)	"Trustee" means Great Plains Trust Company or the bank or trust company designated as its successor trustee under the agreement and declaration establishing the Trust.

(aa)
"Vesting Account" with respect to a Participant means the account maintained by the Trustee under the Trust, on behalf of the Participant, to which a Participating Employer deposits and the Trustee credits at the direction of a Participating Employer the Company Matching Contributions (if any) and/or Company Discretionary Contributions (if any) pursuant to Sections 5.1 and 5.2 and which are not entirely Nonforfeitable when made. Although this Plan may refer to a Vesting Account as "the Participant's Vesting Account" or as "his Vesting Account," the amounts credited to such Vesting Account shall at all times be subject to the terms and conditions of the agreement and declaration establishing the Trust, and thus subject to the claims of a Participating Employer's general creditors.

(bb)
"Vesting Service" with respect to a Participant means the aggregate total of the Participant's whole years (and fractional portions of years) of employment by the Employer, its predecessors and successors. The Committee may designate, from time to time and in its sole discretion, such other service (either for the Employer or otherwise) that shall be, or shall not be, considered Vesting Service with respect to any particular Participant or eligible Executive, or with respect to any Participating Employer or any predecessor or successor thereto.

2.2    Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.
Section 3. Eligibility for Participation

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3.1    Eligibility. An employee of a Participating Employer shall be eligible to participate in the Plan with respect to a calendar year if:

(a)	He qualifies as an Executive with respect to such year; and

(b)	He is not eligible to participate, in such calendar year, in the Company's qualified cash or deferred arrangement under Code Section 401(k); and

(c)
The Committee has selected such Executive to participate with respect to such year; where the Committee has once selected the Executive to participate, and such Executive ceases to be eligible with respect to a year due solely to his eligibility to participate in the Company's qualified cash or deferred arrangement for such year, and the Executive thereafter (for a subsequent year) ceases to be eligible to participate in the cash or deferred arrangement he shall automatically be eligible to recommence participation in this Plan without further approval by the Committee, provided the Executive continues to meet the definition of "Executive" and the Committee has not affirmatively declared the Executive to be ineligible.

An eligible Executive shall be eligible to have Company Matching Contributions (if any) deposited and credited to his Vesting Account immediately upon becoming eligible to participate in the Plan.
3.2    Inactive Participants. If at a future date an active Participant no longer meets the requirements for participation in this Plan for reasons other than Separation from Service, the Participant shall become an inactive Participant, retaining all of the rights accorded Participants by this Plan, except the right to make additional deferrals of Compensation and/or Bonus Compensation pursuant to Section 4, and to have additional Company Matching Contributions (if any) and/or Company Discretionary Contributions (if any) deposited and credited to his Deferral Account or Vesting Account. Such an individual shall remain an inactive Participant unless and until he again becomes an active Participant by again qualifying as an Executive entitled to participate in this Plan.
Amounts deposited and credited to an active Participant's Vesting Account which are not considered Nonforfeitable shall be forfeited pursuant to Section 5 at the time the Participant no longer meets the requirements for participation on account of Separation from Service.
Section 4. Deferral of Compensation and Bonus Compensation
4.1    Deferral of Compensation. At the times and in the manner specified below, an active Participant or an eligible Executive may make an irrevocable election in writing to defer all or a portion of his Compensation until a specified date in the future.

(a)
Timing and Nature of Compensation Deferral Election. An active Participant or eligible Executive described in the preceding paragraph may make a Compensation Deferral Election, prior to December 31 of any calendar year,

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to defer receipt of any percentage of his Compensation, in whole numbers (e.g., 1%, 7%, etc.), earned during pay periods occurring between January 1 and December 31 of the following calendar year.

(b)
Elections by Newly Eligible Executives. Notwithstanding anything in this Section 4.1 to the contrary, an Executive who first becomes an eligible Executive during a calendar year (and has not otherwise been eligible to participate in a nonqualified deferred compensation plan of the same type which would be aggregated with this Plan under Code Section 409A) may make the election described in subsection (a) above, as applicable, within 30 days after the date he first becomes an eligible Executive. Such an election shall be effective only with respect to Compensation earned after the date of the election.

(c)
Uniform Payroll Deductions. Amounts deferred pursuant to this Section shall be deducted from the Participant's Compensation on a uniform basis for each pay period during the portion of the calendar year to which the Compensation Deferral Election relates.

(d)
Crediting of Deferred Amounts. As soon as practicable after Compensation subject to a Compensation Deferral Election would, but for the provisions of this Plan, be payable to an active Participant or eligible Executive, a Participating Employer shall deposit with the Trustee, and direct the Trustee to credit to his Deferral Account, the amount of the Compensation that the active Participant or eligible Executive elected to defer.

4.2    Deferral of Bonus Compensation. At the times and in the manner specified below, an active Participant or an eligible Executive may make an irrevocable election in writing to defer all or a portion of his Bonus Compensation until a specified date in the future.

(a)
Timing and Nature of Bonus Compensation Deferral Election. An Active Participant or eligible Executive described in the preceding paragraph may make a Bonus Compensation Deferral Election, prior to December 31 of any calendar year, to defer receipt of any percentage (up to 75%) of his Bonus Compensation, in whole numbers (e.g., 1%, 7%, etc.), earned in and payable with respect to the following calendar year. An active Participant or eligible Executive who elects to defer more than 75% of his Bonus Compensation shall be deemed to have elected to defer 75% of his Bonus Compensation.

(b)
Elections by Newly Eligible Executives. Notwithstanding anything in this Section 4.2 to the contrary, when an Executive first becomes an eligible Executive, he may make the election described in subsection (a) above, as applicable (to be applied to the Bonus Compensation earned by and payable to him with respect to the calendar year in which he is first an eligible Executive), within 30 days after the date he first becomes an eligible Executive. Such an election shall be effective only with respect to the portion

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of the Bonus Compensation earned after the date of the election. The portion of the Bonus Contribution earned after the date of the election shall be determined by multiplying x times y, where x is such Participant’s Bonus Compensation for the calendar year and y is a percentage determined by dividing the remaining days of the calendar year by the total number of days in the calendar year.

(c)
Crediting of Deferred Amounts. As soon as practicable after Bonus Compensation that is subject to a Bonus Compensation Deferral Election would, but for the provisions of this Plan, be payable to an active Participant or eligible Executive, a Participating Employer shall deposit with the Trustee, and direct the Trustee to credit to his Deferral Account, the amount of the Bonus Compensation the active Participant or eligible Executive elected to defer.

Section 5. Company Discretionary Contributions
5.1    Company Matching Contributions. At such times and in such amounts as a Participating Employer in its sole discretion may decide, a Participating Employer may deposit with the Trustee, a Company Matching Contribution in the amount determined by the Participating Employer. Any such discretionary Company Matching Contribution shall be credited to such active Participant's or eligible Executive's (i) Deferral Account, if the Company Matching Contribution is entirely Nonforfeitable when made, or (ii) Vesting Account, if the Company Matching Contribution is not entirely Nonforfeitable when made. See Section 8 for rules concerning whether an amount is considered Nonforfeitable.
EXAMPLE:  Participant B is not 100% vested pursuant to the rules in Section 8. He has on file a Compensation Deferral Election calling for the deferral of 10 percent of his Compensation, per pay period, earned between January 1 and December 31, 1999. For the first pay period in February, 1999, the Participating Employer owes Participant B $4,000 in Compensation. Pursuant to his Deferral Election, the Participating Employer deposits $400 with the Trustee, directs the Trustee to credit the $400 to Participant B's Deferral Account, and pays the balance to Participant B (less applicable withholdings). Assuming the Participating Employer elects to make a nondiscretionary Matching Contribution equal to an amount not to exceed four percent (4%) of the sum of the Compensation and Bonus Compensation payable to the Participant, the Participating Employer also deposits with the Trustee, and the Trustee credits to Participant B's Vesting Account, a Company Matching Contribution equal to $160, or four percent of the Compensation payable to Participant B for the applicable pay period. Note that if Participant B had been 100% vested pursuant to the rules in Section 8; the discretionary Matching Contribution would have been deposited and credited to his Deferral Account.
EXAMPLE: Assume the same facts as above, except that Participant B also has on file a Bonus Compensation Deferral Election calling for the deferral of 50 percent of his Bonus Compensation earned in 1999. For the first pay period in April, the

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Participating Employer owes Participant B $4,000 in Compensation, and $8,000 in Bonus Compensation as the Participant's bonus for the first calendar quarter of 1999. Pursuant to Participant B's Deferral Elections, the Participating Employer deposits $4,400 ($400 in Compensation plus $4,000 in Bonus Compensation) with the Trustee, and directs the Trustee to credit this amount to Participant B's Deferral Account, and pays the balance to Participant B (less applicable withholdings). The Participating Employer also deposits $480 (four percent of the sum of the Compensation and Bonus Compensation payable to Participant B for the applicable pay period) with the Trustee, and directs the Trustee to credit that amount to Participant B's Vesting Account.
5.2    Company Discretionary Contribution. At such times and in such amounts as a Participating Employer in its sole discretion may decide, the Participating Employer may deposit with the Trustee, and in writing direct the Trustee to credit, a Company Discretionary Contribution to the Deferral Account or Vesting Account maintained by the Trustee on behalf of one or more Participants. The Company Discretionary Contribution shall be deposited and credited to a Participant's Deferral Account if the Company Discretionary Contribution is entirety Nonforfeitable when made, and shall be deposited and credited to his Vesting Account in other cases.
Section 6. Elections of Timing and Form of Payment
6.1    Electing the Time of Payment.

(a)
Compensation and Bonus Compensation. An active Participant or eligible Executive shall, in his Compensation Deferral Election and/or Bonus Compensation Deferral Election (as the case may be), elect to receive payment of the deferred amount (and earnings thereon):

(1)	upon the Participant's Separation from Service;

(2)	on a specified date at least two years after the calendar year to which the deferral election applies;

(3)	the earlier of the Participant's Separation from Service or the date specified in (2) above;

(4)	the earlier of the Participant's Separation from Service or a Change of Control; or

(5)	the earlier of (i) the Participant's Separation from Service, (ii) the date specified in (2) above or (iii) a Change of Control.
EXAMPLE:  Participant A completes a Compensation Deferral Election on December 1, 2008, for deferral of a portion of his Compensation payable for 2009. Participant A elects to receive his deferred Compensation on July 1, 2012. The election is permissible because his deferral ending/payment date is a date certain after the second calendar year that follows the 2009 calendar year, which is the year to which the deferral election relates.

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Participant B similarly completes a Compensation Deferral Election form, but elects to receive her deferred Compensation upon her Separation from Service (e.g., termination of employment). The election is permissible.
Participant C similarly completes a Compensation Deferral Election form and elects to receive his deferred Compensation upon the earlier of (i) his Separation from Service (e.g., termination of employment) or (ii) the July 1, 2012. The election is permissible.
Participant D similarly completes a Compensation Deferral Election form and elects to receive his deferred Compensation on the earlier of (i)  his Separation from Service, (ii)  July 1, 2012 or (iii) a Change of Control. The election is permissible.

(b)	Company Matching Contributions and Discretionary Contributions.

(1)
Company Matching Contributions. Any discretionary Company Matching Contribution (and earnings thereon) deposited with the Trustee and credited on behalf of a Participant on account of his deferral of Compensation and/or Bonus Compensation shall be paid at the time at which is paid the deferred Compensation and/or deferred Bonus Compensation to which such Company Matching Contribution relates.

(2)
Company Discretionary Contributions. Prior to a calendar year with respect to which a Participating Employer may deposit with the Trustee, and direct the Trustee to credit, a Company Discretionary Contribution on behalf of a Participant, an active Participant or Executive may elect, with respect to any such credit of a Company Discretionary Contribution, to receive payment thereof (and earnings thereon), on a date or event described in subsections (1), (2), (3), (4) or (5) of subsection (a) above. Such an election will be effective only with respect to a Company Discretionary Contribution that becomes fixed and determined after the date of such election. In the event no such election is made, the active Participant or eligible Executive shall be deemed to have elected to receive payment of such Company Discretionary Contribution upon Separation from Service.

Notwithstanding the preceding paragraph, an Executive who first becomes an eligible Executive during a calendar year (and has not been eligible to participate any other similar type of plan within the plan aggregation rules of Code Section 409A) may make the election described in the preceding paragraph within 30 days after the date he first becomes an eligible Executive to the extent allowed pursuant to Code Section 409A.

(3)	No Payment of Forfeitable Amounts. Notwithstanding anything in this Section 6.1 to the contrary, payment of Company Matching Contributions or Company Discretionary Contributions deposited

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with the Trustee and credited to a Participant's Vesting Account shall be made to the Participant or his Beneficiary only to the extent such Contributions (and earnings thereon) are considered Nonforfeitable at the time such payment is otherwise due.

(c)	Exceptions. Notwithstanding anything in subsections (a) or (b) above, or in any other provision of the Plan, the following additional rules apply to the time at which amounts are payable by this Plan:

(1)
Death of Participant. The balance of a Participant's Deferral Account, and the Nonforfeitable balance of his Vesting Account, shall be paid to the Participant’s Beneficiary in a single, lump-sum payment within the 90-day period immediately following the Participant's death. If such 90-day period spans two taxable years, in no event will the Participant's Beneficiary be able to select, directly or indirectly, the applicable tax year of such payment.

(2)
Disability of Participant. The balance of a Participant's Deferral Account, and the Nonforfeitable balance of his Vesting Account, shall be paid to the Participant upon the Participant's disability. Any such payment shall be paid to the Participant in a single, lump-sum payment within the 90-day period immediately following the Participant's disability. If such 90-day period spans two taxable years, in no event will the Participant be able to select, directly or indirectly, the applicable tax year of such payment. For this purpose, "disability" of a Participant shall be deemed to have occurred if the Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of Company. For purposes of this Plan, it is not necessary that a determination of disability be made by the Social Security Administration, but a Participant who is determined to be totally disabled by the Social Security Administration shall be deemed to have suffered a disability for purposes of this Plan.

(3)
Unforeseeable Emergency. Upon application by the Participant, distributions from a Participant's Deferral Account, and the Nonforfeitable balance of his Vesting Account, may be paid to the Participant in the event of an Unforeseeable Emergency.

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An Unforeseeable Emergency will be deemed to have occurred if the payment of benefits is for or on account of a severe financial hardship of the service provider or beneficiary resulting from any of the following events (and provided that any such event also constitutes an unforeseeable emergency for purposes of Code Section 409A):

(iii)	an illness or accident of the service provider or beneficiary, the service provider's or beneficiary's spouse, or the service provider's or beneficiary's dependent (as defined in Code Section 152(a));

(iv)
loss of the service provider's or beneficiary's property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster);

(v)	the imminent foreclosure of or eviction from the service provider's or beneficiary's primary residence;

(vi)	the need to pay for the funeral expenses of a spouse or a dependent; or

(vii)	other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the service provider or beneficiary.
Whether a service provider or beneficiary is faced with an unforeseeable emergency permitting a distribution under this paragraph is to be determined based on the relevant facts and circumstances of each case, but, in any case, a distribution on account of unforeseeable emergency may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the service provider's assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under the arrangement. The payment made pursuant to this subsection shall not exceed the amount the Committee, in its complete discretion, determines is necessary to satisfy the great financial hardship or unforeseeable emergency. In addition, the purchase of a home and the payment of college tuition are not unforeseeable emergencies.

(d)
Final Payment from Trust. The final payment from the Trust to a Participant or Beneficiary may be adjusted to account for prior overpayments or underpayments attributable to estimates of earnings allocable to prior distributions of deferred Compensation, deferred Bonus Compensation,

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Company Matching Contributions, and/or Company Discretionary Contributions.
6.2    Electing the Form of Payment.

(a)
Compensation and Bonus Compensation. Each active Participant or eligible Executive shall, in his Compensation and Bonus Compensation Deferral Elections, elect the form in which the Plan shall pay his deferred Compensation and Bonus Compensation (and earnings thereon). Such election of the form of payment shall apply to that Compensation Deferral Election and/or Bonus Compensation Deferral Election (as the case may be) and earnings thereon. Such an active Participant or eligible Executive may elect that such amounts be paid:

(3)	in a single lump sum;

(4)	in five substantially equal annual installments, adjusted annually for earnings on the unpaid balance (each payable during the first 75 days of such succeeding installment calendar year); or

(5)	in ten substantially equal annual installments, adjusted annually for earnings on the unpaid balance (each payable during the first 75 days of such succeeding installment calendar year).
In the event no such election is made, such amounts shall be paid in a lump sum.

(b)	Company Matching Contributions and Discretionary Contributions.

(4)
Company Matching Contributions. Any Company Matching Contribution (and earnings thereon) deposited with the Trustee and credited on behalf of a Participant on account of his deferral of Compensation and/or Bonus Compensation shall be paid in the form in which is paid the deferred Compensation and/or deferred Bonus Compensation to which such Company Matching Contribution relates.

(5)
Company Discretionary Contributions. Each active Participant or eligible Executive shall, in the annual deferral election concerning Company Discretionary Contributions that the Participating Employer may make on his behalf, elect the form in which the Plan shall pay any Company Discretionary Contribution (and earnings thereon) made with respect to the year to which the election relates. The active Participant or eligible Executive may elect that such amounts be paid in any of the forms described in subsections (1), (2)

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or (3) in subsection (a) above. In the event no such election is made, such amounts shall be paid in a lump sum.

(c)
Subsequent Changes in Form of Payment. Subject to limitations stated in the next sentence, a Participant was permitted during 2008 to change his election as to the form and timing of payment of deferred Compensation, Bonus Compensation and/or a Company Discretionary Contribution (and earnings thereon). Notwithstanding the foregoing an election that was not an initial election but was made between January 1, 2008 and December 31, 2008 was not effective for benefits payable in 2008. Installment payments shall be treated as a series of payments for purposes of the subsequent payment election rules of Code Section 409A. After December 31, 2008, upon application to the Committee, and with the approval in its sole discretion of the Committee, a Participant may make a subsequent election to receive payment of deferred Compensation, Bonus Compensation and/or a Company Discretionary Contribution (and earnings thereon) in any of the forms described in paragraphs (1), (2) or (3) of subsection (a) above, notwithstanding the initial election as to form as reflected in the pertinent deferral election form(s), provided that the following conditions are met and provided further that such subsequent election does not result in any additional income or excise tax pursuant to Code Section 409A:

(1)	such election may not take effect until at least 12 months after the date on which the election is made;

(2)
the payments that are subject to such election (excluding payments upon death, disability, unforeseeable emergency or change of control) must be delayed at least 5 years from the date the payments would have otherwise been made; and

(3)
in the case of a distribution upon a specified date or age, such election is made at least 12 months prior to the date the payment is scheduled to be paid (or in the case of installment payments, 12 months prior to the date the first amount was scheduled to be paid).

(d)
Exceptions. Notwithstanding anything in subsections (a), (b) or (c) above, or any other provision of the Plan, the following additional rules apply to the form in which amounts are payable by this Plan:

(1)
Death of Participant. Notwithstanding the provisions contained in subsections (a) and (c) of this section upon a Participant's death, all benefits payable under the Plan shall be paid in a single lump sum.

(2)
Disability of Participant. Subject to the requirements of subsections (a) and (c) of this section, a Participant may elect the form in which payments made pursuant to subsection 6.1(c)(2) shall be made. If

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the Participant fails to timely make such election, payment shall be made in a single lump sum.

(3)	Unforeseeable Emergency. Payments made pursuant to subsection 6.1(c)(3) shall be made in a single lump sum.

(4)
Specified Employee. Any payment to be made to a Participant upon his or her Separation from Service while the Participant is a Specified Employee shall be delayed until the first day of the seventh month following the Participant's Separation from Service to the extent required under Code Section 409A.

Section 7.    Investment of Deferral and Vesting Accounts
The Deferral Account and Vesting Account maintained by the Trustee on behalf of a Participant shall be credited with earnings (and losses) resulting from investment by the Trustee. Participants may request that amounts deposited and credited to their respective Deferral Accounts and/or Vesting Accounts be invested in particular investments, chosen from a set of options established by the Committee. The Participants' requests shall not be binding, however, and the Committee, in its sole discretion, may elect to:

(e)	instruct the Trustee to decline to honor Participant's requests,

(f)	direct the Trustee to invest amounts deposited and credited to Deferral Accounts and/or Vesting Accounts in another manner, or

(g)	permit the Trustee to invest amounts deposited and credited to Deferral Accounts and/or Vesting Accounts in the manner the Trustee considers most appropriate.
Section 8.    Vesting
8.1    Deferral Account. Deferred Compensation, Bonus Compensation, Company Matching Contributions and Company Discretionary Contributions (and earnings thereon) deposited and credited to an active Participant's or eligible Executive's Deferral Account shall at all times be considered entirely Nonforfeitable (that is, 100% vested).

(a)	Deferred Compensation and Bonus Compensation. In no event shall a Participant's Deferred Compensation or Bonus Compensation be deposited and credited other than to his Deferral Account.

(b)
Company Matching Contributions. Company Matching Contributions shall be deposited and credited to an active Participant's or eligible Executive's Deferral Account only if at the time such Company Matching Contributions are made (i) the active Participant or eligible Executive is 100% vested pursuant to the vesting schedule set forth in Section 8.2(a) below, and the Committee has not elected to apply additional vesting requirements to such

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Company Matching Contributions (as described below), or (ii) the active Participant or eligible Executive is not 100% vested     pursuant to the vesting schedule set forth in Section 8.2(a) below, but the     Committee has elected to treat such Company Matching Contributions as entirely Nonforfeitable when made, in which event such accelerated vesting of the Company Matching Contributions shall be described by the Committee in writing, and such writing shall thereafter be considered a part of this Plan.

(c)
Company Discretionary Contributions. Class A Company Discretionary Contributions shall be deposited and credited to an active Participant's or eligible Executive's Deferral Account only if at the time such Company Discretionary Contributions are made the active Participant or eligible Executive is 100% vested pursuant to the vesting schedule set forth in Section 8.2(a) below.

Class B Company Discretionary Contributions shall be deposited and credited to an active Participant's or eligible Executive's Deferral Account only if at the time such Company Discretionary Contributions are made the Committee has elected to treat such Company Discretionary Contributions as entirely Nonforfeitable when made, in which event such accelerated vesting of the Company Discretionary Contributions shall be described by the Committee in writing, and such writing shall thereafter be considered a part of this Plan.
8.2    Vesting Account. Company Matching Contributions and Company Discretionary Contributions (and earnings thereon) not deposited and credited to an active Participant's or eligible Executive's Deferral Account shall be deposited and credited to his Vesting Account. Such amounts shall be considered Nonforfeitable (i.e., "vested") according to the rules set forth below.

(a)
Company Matching Contributions. Company Matching Contributions (and earnings thereon) deposited and credited to a Participant's Vesting Account shall be considered Nonforfeitable (that is, the Participant shall be considered "vested" in such amounts) according to the following vesting schedule:

Years of Vesting Service	Nonforfeitable Percentage

Fewer than 1	0%
At least 1 but fewer than 2	25%
At least 2 but fewer than 3	50%
At least 3 but fewer than 4	75%
4 or more	100%

Notwithstanding the foregoing, the Committee reserves the discretion to apply, with respect to one or more Participants, and/or with respect to such Matching Contributions as the Committee shall designate, a different vesting

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schedule ("discretionary vesting schedule") which the Committee shall articulate in writing and which shall thereafter be considered part of this Plan.

(b)
Company Discretionary Contributions. Class A Company Discretionary Contributions (and earnings thereon) deposited and credited to a Participant's Vesting Account shall be considered Nonforfeitable according the schedule described in (a) above (without regard to the last paragraph thereof).

Class B Company Discretionary Contributions (and earnings thereon) deposited and credited to a Participant's Vesting Account shall be considered Nonforfeitable at the time and in the manner prescribed by the Committee in the writing designating such Contributions as Class B Contributions. Such writing shall thereafter be considered part of this Plan.

(c)
Termination Prior to Vesting. In the event a Participant terminates employment (by death, total and permanent disability, retirement or otherwise) prior to the date on which the Company Matching Contributions and/or Company Discretionary Contributions (and earnings thereon) deposited and credited to his Vesting Account are considered Nonforfeitable, such forfeitable Contributions shall thereafter be considered forfeited by the Participant and, to the extent permitted by the agreement and declaration establishing the Trust, shall remain in the Plan and shall be used by a Participating Employer to offset the Participating Employer's contributions for the year in which the forfeitures arose or in future years; provided however, that such forfeitures shall at all time be subject to the terms and conditions of the agreement and declaration establishing the Trust, and thus subject to the claims of the Participating Employer's general creditors. A Participant shall not be deemed to have terminated his employment, notwithstanding his failure to perform services for the Employer, to the extent he remains on the Employer's rolls during a period of authorized paid or unpaid leave of absence.

(d)
Payment of Forfeitable Contributions. In the event amounts deposited and credited to an active Participant’s Vesting Account would, but for this Section 8.2, be payable to him prior to the date on which such Contributions are considered Nonforfeitable pursuant to subsections (a) or (b) above, payment of such Contributions shall be deferred until the date on which such Contributions are considered Nonforfeitable due to additional Vesting Service accrued by the active Participant. Payment shall be made not later than the 15th day of the third calendar month after the close of each calendar year in which such Contributions become Nonforfeitable.

In the event the Participant’s employment is terminated (by death, total and permanent disability, retirement or otherwise) prior to the date on which such Contributions (and earnings thereon) are considered as Nonforfeitable, such Contributions shall thereafter be considered forfeited by the Participant and, to the extent permitted by the agreement and

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declaration establishing the Trust, shall remain in the Plan and shall be used by a Participating Employer to offset the Participating Employer's contributions for the year in which the forfeitures arose or in future years; provided however, that such forfeitures shall at all time be subject to the terms and conditions of the agreement and declaration establishing the Trust, and thus subject to the claims of the Participating Employer's general creditors. A Participant shall not be deemed to have terminated his employment, notwithstanding his failure to perform services for the Employer, to the extent he remains on the Employer's rolls during a period of authorized paid or unpaid leave of absence.
8.3    Vesting Determinations. The Committee's determination concerning the extent to-which a Participant or eligible Executive is considered "vested," and the extent to which the Company Matching Contributions and/or Company Discretionary Contributions (and earnings thereon) deposited and credited to a Participants Vesting Account are considered Nonforfeitable shall be final and binding on all Participants and their Beneficiaries, as described in Section 12.
Section 9.    Designation of Beneficiaries
9.1    General Rule. A Participant may designate a Beneficiary or Beneficiaries who are to receive upon his death the payments that otherwise would have been paid to him. Subject to the requirements of Section 6.2, such Beneficiary designation may include an election concerning the form in which death benefits are to be paid by the Plan to the Beneficiary or Beneficiaries. All designations shall be in writing and shall be effective only if and when delivered to the Committee or its designee during the lifetime of the Participant.
9.2    Special Rule for Married Participants. Notwithstanding Section 9.1, the spouse of a married Participant shall be deemed to be the Participant's sole primary Beneficiary, unless the Participant designates a primary Beneficiary other than his spouse and the spouse consents to such designation in writing, on a form the Committee or its designee shall provide, and the spouse's signature is notarized.
9.3    Changing Beneficiary Designations. Subject to Section 9.2, a Participant may from time to time during his lifetime, change his Beneficiary or Beneficiaries by a written instrument delivered to the Committee or its designee. The term "Beneficiary" may include a trust, so long as the trust survives the Participant's death.
9.4    Failure to Designate a Beneficiary. In the event that a Participant is not survived by a Beneficiary, or if for any reason a Beneficiary designation shall be ineffective in whole or in part, the distribution that otherwise would have been paid to such Participant shall be paid to his estate, and in such event the term "Beneficiary" shall include his estate.
Section 10.    Merger, Consolidation and Sale of Assets
10.1    Merger. In the event the Company desires to consolidate with, merge into, or transfer all or substantially all of its assets to another entity (hereinafter referred to as a "Successor

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Employer"), the Company and such Successor Employer may agree that the Successor Employer shall assume the Company's obligations under this Plan in whole or in part. In no event shall such merger, consolidation or transfer extinguish the Company's or the Successor Employer's obligations to Participants and their Beneficiaries under this Plan.
10.2    Acquisition by Another Employer. In the event the Company is sold to another corporation or other party(ies) ("New Company"), the Company may agree with such New Company that the New Company shall assume the obligations under this Plan in whole or in part. In no event shall such sale extinguish the Company's or New Company's obligations to Participants and their Beneficiaries under this Plan.
Section 11.    Rights of Participants
Notwithstanding the depositing and crediting of amounts to the Deferral Account and/or Vesting Account maintained by the Trustee on behalf at a Participant, the right of the Participant, or his Beneficiary, to receive a distribution under this Plan shall be an unsecured claim against the general assets of a Participating Employer. Participants and Beneficiaries shall have the status of general unsecured creditors of a Participating Employer. This Plan constitutes a mere promise by a Participating Employer to make benefit payments in the future.
The Deferral Account or Vesting Account maintained by the Trustee on behalf of a Participant may not in any way be encumbered or assigned by a Participant or his Beneficiary.
Nothing in this Plan shall give any Participant the right to be retained as an Executive or an employee of the Employer, affect the right of the Employer to remove any Executive or employee, or give any Executive or employee (or his Beneficiary) the right to receive a particular amount of Compensation, Bonus Compensation or Company Discretionary Contribution from a Participating Employer.
Section 12.    Administration
12.1    Administrative Committee. The Committee shall administer the Plan. The Committee may appoint an administrative committee (the "Administrative Committee") to assist it in the administration of the Plan. The Administrative Committee may act on behalf of the Committee with respect to all matters concerning the Plan, except for those matters the Committee specifically reserves, in this Plan or otherwise, for its own action. The initial members of the Administrative Committee shall be Troy D. Cook and James K. Schwartz. The Board or the Committee may remove, replace, or appoint members of the Administrative Committee at any time.
12.2    Powers of Administrative Committee. The Committee shall have the power to interpret the Plan and to determine all questions that arise under it. Such power includes, for example, the discretionary authority necessary to determine eligibility for benefits and to construe the terms of the Plan. All payments of benefits under the Plan shall be made by a Participating Employer or by the Trustee in accordance with the terms of this Plan and the agreement and declaration establishing the Trust. The decision of the compensation committee upon all matters within the scope of its authority shall be final and binding on all parties, shall be subject to the most deferential

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standard on review, and shall not be affected by any actual or alleged conflict of interest. No member of the Committee or the Administrative Committee may act, in his capacity as a member of the Committee or Administrative Committee, with respect to a matter concerning his eligibility or benefits under the Plan.
Section 13.        Claims and Appeals
13.1    Claims for Benefits; Initial Processing. Claims for benefits under the Plan normally will be approved or denied by the Committee within 90 calendar days after they are received by the Committee or its designee. If an extension of time is required to process the claim, the extension will not exceed 90 calendar days, and the claimant shall be provided notice of any extension. The notice shall explain the reason for the extension and when a decision will be made. Claims not resolved prior to the end of the extension may be deemed denied.
13.2    Claim Denial. If a claim for benefits is denied (or deemed denied), the Committee or its designee shall provide the claimant with written notice reflecting the reasons for the denial, with a specific reference to the Plan provisions upon which the decision was based. The notice shall also reflect any additional information that may be necessary for the claimant’s claim to be approved.
13.3    Appealing a Denied Claim. A claimant may appeal the denial of a claim by writing the Committee and stating that he wishes to appeal. In order to be considered, the appeal must be received by the Committee or its designee no more than 90 calendar days after notice of the denial is provided (or, if no notice is provided, then after the earliest date on which the claimant is entitled to deem the claim denied).
13.4    Processing Appeals. If a claimant appeals a denial of a claim, the Board shall review the claim and any additional information furnished by the claimant. The Board shall decide the appeal within 60 calendar days after it is received, but in unusual circumstances may delay resolution of the appeal for an additional 60 calendar days. The claimant shall be notified of any delay within 60 calendar days after the appeal is received by the Committee or its designee. After the appeal is decided, the Board shall notify the claimant in writing of its decision, and explain how the appeal was decided and what Plan provisions were relied upon.
Section 14.    Amendments and Termination
14.1    Amendment. The Company in its absolute discretion, without notice, may at any time and from time to time, modify or amend, in whole or in part, any or all of the provisions of the Plan. No such modification or amendment may, without the consent of a Participant (or his Beneficiary in the case of his death) reduce the right of a Participant (or his Beneficiary, as the case may be) to the payment of any amount deposited and credited to his Deferral Account and any Nonforfeitable amount deposited and credited to his Vesting Account under the Plan as of the date of such modification or amendment. Any modification or amendment of the vesting schedule described in Section 8.2 shall not apply to any amounts deposited and credited to a Participant's Vesting Account as of the date of such modification or amendment, unless the Participant otherwise consents in writing.

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14.2    Suspension and Termination. The Company in its absolute discretion, without notice, at any time may suspend or terminate the Plan. In addition, the Committee may suspend or terminate an active Participant's further participation in the Plan at any time. Other than earnings on a Participant's Deferral Account or Vesting Account credited under Section 7, no additional Compensation or Bonus Compensation may be deferred, and no additional Company Matching Contributions or Company Discretionary Contributions shall be deposited or credited to the Deferral Account and/or Vesting Account of any Participant following suspension or termination of the Plan, or to such Accounts of an inactive Participant following termination of his or her participation in the Plan. Upon termination of a Participant's participation in the Plan, distribution of a Participant's Plan benefit shall be made in the manner and at the time described under the Plan's normal provisions.
Upon suspension of the Plan, distribution of a Participant's Plan benefit shall be made in the manner and at the time described under the Plan's provisions, and the Trust shall not terminate until all monies on deposit thereunder are either paid to Participants and their Beneficiaries, or returned to the Employer, as provided for under the agreement and declaration establishing the Trust. Upon suspension of the Plan, a Participant whose Vesting Account balance includes amounts that are not Nonforfeitable under Section 8 hereof, shall continue to be credited with vesting service, for purposes of Section 8, for and on account of his service with the Employer after suspension of the Plan.
In the event the Company elects to terminate the Plan, all forfeitable amounts then on deposit with and credited to Participants' Vesting Accounts shall be deemed Nonforfeitable and, notwithstanding anything herein to the contrary, all Plan benefits shall be paid in a lump sum at such time as is permitted under the applicable requirements under Code Section 409A and regulations issued thereunder.
Section 15.    Applicable Laws
The Plan shall be construed, administered, and governed in all respects under and by the laws of the State of Kansas, to the extent federal law does not apply.
Section 16.    409A Compliance
In the event that any provision of this Plan shall be determined to contravene Code Section 409A, the regulations promulgated thereunder, regulatory interpretations or announcements with respect to Code Section 409A, any such provision shall be void and have no effect and may be amended by the Company without the consent of the Participant, for the purpose of Code Section 409A compliance. Moreover, this Plan shall be interpreted at all times in such a manner that the terms and provisions of the Plan comply with Code Section 409A, the regulations promulgated thereunder, and regulatory interpretations or announcements with respect to Code Section 409A. A Participating Employer shall have the authority to void any Participant election hereunder if necessary to maintain the Plan in compliance with Code Section 409A.
Section 17.    Incompetency

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Every person receiving or claiming payments under this Plan shall be conclusively presumed to be mentally competent until the date on which the Committee or its designee receives written notice, in a form and manner acceptable to the Committee, that such person is incompetent and that a guardian, conservator, or other person, legally vested with the care of his estate has been appointed. In the event a guardian or conservator or the estate of any person receiving or claiming payments under this Plan shall be appointed by a court of competent jurisdiction, benefit payments may be made to such guardian or conservator, provided that proper proof of appointment and continuing qualification are furnished in a form and manner acceptable to the Committee or its designee. Any such payment so made shall be a complete discharge of any liability therefor.
Section 18.    Expenses
Costs of administration of the Plan and all taxes imposed on the Plan or Trust shall be paid by a Participating Employer. Participants' Deferral Accounts or Vesting Accounts shall not be reduced for these amounts. Notwithstanding the foregoing, Participants' Deferral Accounts and Vesting Accounts shall bear the expense of any and all transaction costs and fees associated with the investment of their Accounts and any per capita Trustee's fee. The aggregate total of any Trustee's fees based on the aggregate value of assets in the Trust (both the Group Trust and Individual Trusts) may be apportioned among the Accounts of Participants on a pro rata (in the proportion that a Participant's Account balances bear to the Account balances of other Participants) or per capita basis, in the discretion of the Committee.
Section 19.    Notices
Any notice or election required or permitted to be given hereunder shall be in writing. Participant elections shall be in the form prescribed by the Committee, and shall be deemed to be filed with the Committee:

(a)	On the date it is personally delivered to the Committee (or its designee), or

(b)	Five business days after it is sent by registered or certified mail, addressed to the Committee (or its designee) at the Company's address.
Section 20.    Withholding and Deductions
All payments made under the Plan by a Participating Employer or the Trustee to any Participant or Beneficiary, shall be subject to applicable withholding and to such other deductions that are required by applicable law, and to the delivery to the Committee (or its designee) or the Trustee of any documents, applications or other information deemed necessary by the Committee or the Trustee, in their sole-discretion, as a condition precedent to payment.
Section 21.    Invalidity of Provisions
If any provision of the Plan is held or found to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provision had not been included. Similarly, in the event any provision of the

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Plan is held or found to be ineffective or unenforceable with respect to allowing for the deferral of income taxation as intended by the Plan, such provision shall be severed from the provisions of the Plan that are so effective or enforceable, and such latter provisions shall be considered to constitute a separate arrangement.
Section 22.    Tax Advantages Not Guaranteed
Neither a Participating Employer, the Committee, the Administrative Committee, nor any other person guarantees that any particular Participant or Beneficiary will achieve the tax advantages contemplated by this Plan, and neither a Participating Employer, the Committee, the Administrative Committee or any other person indemnifies or holds harmless a Participant or Beneficiary with respect to liability, whether or not unintended or unforeseen, for income taxes, excise taxes, interest and/or penalties, or any other liability, arising from or incurred in connection with this Plan.
In the event any benefits payable hereunder to a Participant or Beneficiary are subjected to taxation prior to the date such benefits are payable under the terms of the Plan, the payment of such benefits shall be accelerated so that, to the extent practicable, the Participant or Beneficiary receives such benefits in the taxable year in which such amounts are subjected to taxation.
Section 23.    Return of Company Contributions
Nothing in this Plan nor the agreement and declaration establishing the Trust shall be construed to prevent the return to a Participating Employer of amounts contributed to the Trust by a Participating Employer due to a mistake of fact or law, including (but not limited to) erroneous calculations or erroneous determinations of eligibility.
IN WITNESS WHEREOF, the Company hereby adopts this Amendment and Restatement of the NPC INTERNATIONAL, INC. DEFERRED COMPENSATION AND RETIREMENT PLAN this ____ day of ______________, 2013.

NPC INTERNATIONAL, INC.

By:
Title:

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